Exhibit 4.3

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [●], 2012 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM ROBERT F. MANGANO, PRESIDENT AND CHIEF EXECUTIVE OFFICER, OR JOSEPH M. REARDON, SENIOR VICE PRESIDENT AND TREASURER.

1ST CONSTITUTION BANCORP
 NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

1st Constitution Bancorp (the “Company”) is offering (the “Rights Offering”) to its shareholders of record (the “Recordholders”) as of [●], 2012 (the “Record Date”) non-transferable rights (the “Subscription Rights”) to purchase up to an aggregate of 800,000 shares of its common stock, no par value (the “Common Stock”), at a subscription price of $[●] per share (the “Subscription Price”). As described in the Prospectus, Subscription rights may only be exercised in whole numbers; we will not issue fractional shares of Common Stock upon exercise of Subscription Rights and, to the extent that the number of Subscription Rights that are distributed to a Recordholder is not a whole number, the shares of Common Stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of shares of Common Stock for which a Recordholder may subscribe.   Each whole Subscription Right will allow the holder thereof to subscribe to purchase a share of Common Stock (the “Basic Subscription Privilege”) at the Subscription Price. Each Recordholder who exercises the Basic Subscription Privilege in full will be eligible to subscribe to purchase additional shares of Common Stock, subject to the conditions and limitations described further in the Prospectus (the “Over-Subscription Privilege”). The Company offers no assurances that any subscription requests that any holder of Subscription Rights may submit pursuant to the Over-Subscription Privilege will be fulfilled in whole or in part.

The Rights Offering expires at 5:00 p.m., New York City time, on [●], 2012 (the “Expiration Date”) unless the Company decides, in its sole discretion, to extend the expiration date or cancel the Rights Offering earlier.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which you should read carefully in its entirety. Please also read carefully “Instructions for Use of 1st Constitution Bancorp Subscription Rights Certificates” which has been provided to you with this Subscription Rights Certificate.

1. EXERCISE OF SUBSCRIPTION RIGHTS
 (Check the appropriate responses and provide all required information)

You have been granted the number of Subscription Rights indicated in the lower right hand corner of this Subscription Rights Certificate, which entitles you to subscribe for an equal number of shares of 1st Constitution Bancorp Common Stock. The number of Subscription Rights was determined by multiplying the number of shares you owned on the Record Date by [●] and, if there was a fraction remaining, rounding down to the nearest whole number.

FULL EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

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The undersigned hereby irrevocably exercises in full the Subscription Rights and subscribes for _____________shares of Common Stock (which equals the number of Subscription Rights indicated in the lower right hand corner), subject to the terms and conditions set forth in the Prospectus.

EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE (requires full exercise of Basic Subscription Privilege):

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The undersigned hereby irrevocably applies for _____________ additional shares of Common Stock pursuant to the Over-Subscription Privilege, subject to the terms and conditions set forth in the Prospectus.

PARTIAL EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

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The undersigned hereby irrevocably exercises only a portion of the Subscription Rights and subscribes for _____________ shares of Common Stock (which is less than the number of Subscription Rights, shown in the lower right hand corner, to which the undersigned is entitled).

TOTAL SHARES SUBSCRIBED FOR:

AMOUNT ENCLOSED:	$
(At $[●] per share of Common Stock)

By executing this Subscription Rights Certificate below, the undersigned hereby acknowledges and agrees to the following terms and conditions:

1.           At the time of submitting this Subscription Rights Certificate for Common Stock, the undersigned agrees to deliver the full purchase price for all shares to be purchased. Failure to include the full purchase price will result in Registrar and Transfer Company (the “Subscription Agent”) applying such payment to exercise the Basic Subscription Privilege of the undersigned and, if applicable, any accepted Over-Subscription Privilege to the fullest extent possible based on the amount of payment received, subject to the elimination of fractional shares. The purchase price must be paid as directed in the Prospectus and “Instructions for Use of 1st Constitution Bancorp Subscription Rights Certificates.”

2.           Book Entry Shares in lieu of Certificates representing shares of Common Stock duly subscribed and paid for will be issued as soon as practicable after the termination of the offering in accordance with the terms of the Prospectus.

3.           The undersigned agrees to all terms and conditions of the Prospectus, which is incorporated herein by reference, and of this Subscription Rights Certificate.

THE SUBSCRIPTION RIGHTS CERTIFICATE, OR NOTICE OF GUARANTEED DELIVERY, AND FULL PAYMENT OF THE TOTAL SUBSCRIPTION AMOUNT FOR ALL SHARES OF COMMON STOCK SUBSCRIBED FOR UNDER THE BASIC SUBSCRIPTION PRIVILEGE AND ANY ADDITIONAL SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED PERSONAL CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A RECORDHOLDER HAS EXERCISED ANY SUBSCRIPTION RIGHTS, SUCH EXERCISE MAY NOT BE CANCELLED, REVOKED OR OTHERWISE AMENDED. SUBSCRIPTION RIGHTS THAT ARE NOT EXERCISED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE WILL EXPIRE.

2. REGISTRATION OF SHARES

Shares purchased by the undersigned will be registered in the name of the shareholder to whom the rights have been issued.

3. SIGNATURES

IN WITNESS WHEREOF, I (we) have irrevocably exercised my (our) Subscription Rights as indicated above, and I (we) have executed this certificate, and returned this Subscription Rights Certificate to the Subscription Agent, together with full payment for the shares subscribed for.

Signature	Date	Signature	Date

If the shares of the Recordholder are held in joint tenancy, the names and signatures of both joint tenants are required. If this Subscription Rights Certificate is being executed on behalf of a Recordholder by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, and the shares were not issued to such Recordholder in such manner, the person so executing must give his or her full title in such capacity, and proper evidence of authority to act in such capacity must be furnished to the Subscription Agent upon request.

•	Return this Certificate

By First Class Mail to: Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016-3572	By Overnight Courier or Hand-Delivery to: Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016-3572

Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery.

FOR ADDITIONAL INFORMATION CONCERNING THE RIGHTS OFFERING, INCLUDING INSTRUCTIONS ON THE USE OF SUBSCRIPTION RIGHTS CERTIFICATES, PLEASE CONTACT  ROBERT F. MANGANO, PRESIDENT AND CHIEF EXECUTIVE OFFICER, OR JOSEPH M. REARDON, SENIOR VICE PRESIDENT AND TREASURER, AT (609) 655-4500.